Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
   Filed by the Registrant (x) Filed by a Party other than the Registrant ( ) Check the appropriate box:
( )     Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(X)     Definitive Proxy Statement
( )     Definitive Additional Materials
( )     Soliciting Material pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                               RGC Resources, Inc.
                (Name of Registrant as Specified in its Charter)
                    Roger L. Baumgardner, Corporate Secretary
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(X)     No fee required
( )     Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
        (1)    Title of each class of securities to which transaction applies:
        (2)    Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)    Proposed maximum aggregate value of transaction:
        (5)    Total Fee Paid:
( )     Fee paid previously with preliminary materials
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)    Amount Previously Paid:
        (2)    Form, Schedule or Registration Statement No.:
        (3)    Filing Party:
        (4)    Date Filed:

                               RGC RESOURCES, INC.
                            519 Kimball Avenue, N.E.
                             Roanoke, Virginia 24016

     -----------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 22, 2001

     -----------------------------------------------------------------------



         NOTICE is hereby given that, pursuant to its Bylaws and call of its directors, the Annual Meeting of the Shareholders of RGC Resources, Inc. will be held at its principal office, 519 Kimball Avenue, N.E., Roanoke, Virginia 24016, on Monday, January 22, 2001, at 9:00 a.m., Eastern Standard Time, for the following purposes:

         1.       To elect three new Class A directors.

         2. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the meeting. Only those shareholders of record as of the close of business on November 17, 2000 shall be entitled to notice of and to vote at the meeting.

         You are urged to sign and date the enclosed form of proxy and return it promptly in the enclosed self-addressed, stamped envelope. Should you decide to attend the meeting and vote in person, you may withdraw your proxy.

                                        By Order of the Board of Directors.




                                        ROGER L. BAUMGARDNER
                                        Secretary

December 19, 2000

         Your vote is important. Even if you plan to be present at the Annual Meeting, please sign, date and promptly return the enclosed proxy, no matter how small your holdings, to assure that your shares are represented. No postage is required on the enclosed proxy if mailed within the United States. If your shares are held by a broker, bank or nominee, it is important that you give them your voting instructions.

     -----------------------------------------------------------------------

                                 PROXY STATEMENT

     -----------------------------------------------------------------------



                            Mailed December 19, 2000

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 22, 2001


         This Proxy Statement is furnished on December 19, 2000, in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of RGC Resources, Inc. ("Resources" or the "Company") to be held on Monday, January 22, 2001, at 9:00 a.m., Eastern Standard Time, at the Company's office, located at 519 Kimball Avenue, N.E., Roanoke, Virginia 24016, and any adjournments thereof.

         Proxies in the form enclosed herewith are solicited by management at the direction of the Company's Board of Directors. If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with its terms. Any proxy given pursuant to this solicitation may be revoked at any time prior to the vote of the shareholders. An opportunity will be given to shareholders attending the meeting to withdraw their proxies and to vote their shares in person.

         The Company's Annual Report to Shareholders for the year ended September 30, 2000 is being sent to all shareholders concurrently with this Proxy Statement. The Annual Report is not to be considered a part of the proxy solicitation material.


                                Voting Securities

         The close of business on November 17, 2000 has been fixed as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting of Shareholders. At the close of the record date, there were 1,885,855 shares of common stock outstanding and each such share is entitled to one vote. To the Company's knowledge, no person is the beneficial owner of more than five percent of the issued and outstanding common stock of the Company.

         A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

               PROPOSAL 1    ELECTION OF DIRECTORS OF RESOURCES

         Occasionally, officers of the Company have been approached by others to open discussions for acquisition of the Company. The Board of Directors does not believe that it is obligated to shareholders to sell, hold out for sale or engage in discussions for sale of the Company and has formally acted to direct officers and individual directors to advise those who may propose acquisition or discussions for acquisition that the Company is not now for sale under any arrangement requiring Board approval.

         The Company's Board of Directors is divided into three classes (A, B and C) with staggered three-year terms. The current term of office of the Class A directors expires at the 2001 Annual Meeting. The terms of the Class B and Class C directors will expire in 2002 and 2003, respectively.

         There are three management nominees for Class A directors, Abney S. Boxley, III, S. Frank Smith and John B. Williamson, III, who currently serve on the Board and are standing for reelection.

         Unless authorization is withheld, the persons named as proxies will vote for the election of the nominees named below. Each nominee has agreed to serve if elected. In the event any nominee unexpectedly is unable to serve, the proxies will be voted for such other persons as the Board may designate. The present principal occupation and employment during the past five years and the office, if any, held with the Company are set forth opposite the name of each nominee and director. Proxies cannot be voted for a greater number of persons than the number of nominees:

         Your Board of Directors recommends a vote "FOR" each of the nominees for Class A Director.

                                                                                                   Year In Which
                                            Year In                                                   Director
                                          Which First                                                 Assumed
                                          Elected As                                                 Principal
Name and Age                               Director          Principal Occupation                    Occupation
---------------------                   --------------   ----------------------------          --------------------

NOMINEES FOR DIRECTOR
---------------------

CLASS A DIRECTORS (Serving until 2004 Annual Meeting)

Abney S. Boxley, III                         1994       President & CEO, Boxley Co., Inc.               1988
     Age 42                                             (Construction Materials); Director,
                                                        Valley Financial Corporation

S. Frank Smith                               1990       Vice President, Coastal Coal Co., LLC           1986
     Age 52                                             (Coal mining)

John B. Williamson, III                      1998       President & CEO of the Company since            1999
     Age 46                                             June 1999; President & CEO of Roanoke
                                                        Gas Company February 1998 to June
                                                        1999; Vice President-Rates & Finance
                                                        January 1993 to February 1998



                                        3





                                                                                                   Year In Which
                                            Year In                                                   Director
                                          Which First                                                 Assumed
                                          Elected As                                                 Principal
Name and Age                               Director          Principal Occupation                    Occupation
---------------------                   --------------   ----------------------------          --------------------
                                                                                                   Year In Which
DIRECTORS CONTINUING IN OFFICE
------------------------------

CLASS B DIRECTORS (Serving until 2002 Annual Meeting)

Lynn D. Avis                                 1986       Chairman of the Board, Avis                     1998
     Age 66                                             Construction Co., Inc. (Construction
                                                        company) since 1998; President, Avis
                                                        Construction Co., Inc. 1995 to 1998

J. Allen Layman                              1991       President and Chief Executive Officer,          1991
     Age 48                                             R&B Communications, Inc.
                                                        (Telecommunications)
                                                        since 1991; Director,
                                                        The Bank of Fincastle
                                                        and mPhase Technologies,
                                                        Inc.

Thomas L. Robertson                          1986       President and Chief Executive Officer,          1986
     Age 57                                             Carilion Health System and Carilion
                                                        Medical Center (Health care); Director,
                                                        Roanoke Electric Steel Corporation

CLASS C DIRECTORS (Serving until 2003 Annual Meeting)

Frank T. Ellett                              1983       President, Virginia Truck Center, Inc. &        1981
     Age 62                                             Virginia Truck Center of Richmond
                                                        (Sale, lease and service of heavy trucks,
                                                        trailers and buses)

F. A. Farmer, Jr.                            1979       Chairman of the Board of Directors of           1999
     Age 68                                             the Company since June 1999;
                                                        Chairman of the Board of Roanoke Gas
                                                        Company 1996 to June 1999; President
                                                        and Chief Executive Officer, January
                                                        1991 to February 1998


                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of November 17, 2000, certain information regarding the beneficial ownership of the common stock of the Company by each director, nominee and named executive officer and by all directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.


                                                        Shares of Common
                  Name of                           Stock Beneficially Owned
             Beneficial Owner                           As of 11/17/00 1                           Percent of Class
-------------------------------------------     --------------------------------                -----------------------

Lynn D. Avis                                                     10,812                                    *
Abney S. Boxley, III                                              4,666                                    *
Frank T. Ellett                                                   8,425                                    *
Frank A. Farmer, Jr.                                             42,767 2                                2.27%
J. Allen Layman                                                   7,160                                    *
Arthur L. Pendleton                                              14,022 3                                  *
Thomas L. Robertson                                               7,191                                    *
S. Frank Smith                                                    7,277                                    *
John B. Williamson, III                                          18,659 4                                  *
All Directors and Executive
   Officers as a Group (12 persons)                             133,502 5                                7.08%


*    Less than 1%

1    Includes restricted shares purchased by directors pursuant to Restricted
     Stock Plan For Outside Directors.
2    Includes 9,405 shares owned by spouse.
3    Includes 10,000 shares that Mr. Pendleton has the right to acquire through the exercise of stock options.
4    Includes 14,000 shares that Mr. Williamson has the right to acquire through the exercise of stock options.
5    Includes an aggregate of 34,000 shares that executive officers have the right to acquire through the exercise of stock options.

                             EXECUTIVE COMPENSATION

         The following table contains information with respect to the individual compensation of the following officers for services in all capacities to Resources and its subsidiaries for fiscal years ended September 30, 2000, 1999 and 1998.

                                            Summary Compensation Table


                                                                                     Long-Term
                                           Annual Compensation                     Compensation
                                        -------------------------  --------------------------------------------
     Name and                                                              Awards               All Other
Principal Position             Year     Salary ($)     Bonus($)1      Options/SARs (#)       Compensation($)2
---------------------------  --------   -----------   -----------  ----------------------     -------------

John B. Williamson, III        2000       165,568        20,000              4,000                6,938
   President & CEO of          1999       149,185        20,000             -------               7,000
   RGC Resources, Inc.         1998       111,164         7,500              3,500                4,974

Arthur L. Pendleton            2000       122,091        10,000              2,000                5,258
   President & COO             1999       118,573        10,000             -------               5,388
   Roanoke Gas Company         1998       100,332         7,500              1,500                4,519
-----------------
1  Bonus paid in current year for previous year's performance.
2  Consists entirely of the Company's contribution under the Employees' 401(k) Plan.

                                         Option Grants in Last Fiscal Year

                                                   Individual Grants
                           ------------------------------------------------------------------  Potential Realizable
                                                                                                   Value(1) at
                                                                                                     Assumed
                                          % of Total                                             Annual Rates of
                            Number of      Options                      Market                     Stock Price
                           Securities     Granted To     Exercise      Price on                  Appreciation for
                           Underlying     Employees      or Base       Date of                     Option Term
                             Options      in Fiscal       Price         Grant     Expiration   --------------------
          Name             Granted(#)        Year      ($/Share)(2)   ($/Share)      Date        5%($)      10%($)
-------------------------  -----------   ------------  ------------   ----------  -----------  ---------   --------
John B. Williamson, III       4,000          20%         $20.875       $20.875     11/30/09      136,013    216,578
Arthur L. Pendleton           2,000          10%         $20.875       $20.875     11/30/09       68,006    108,289
--------------------------------------
1    The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of Resources' stock price.
     Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment. Resources did not use an alternative formula for a grant valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
2    The exercise price of the options granted is equal to the closing sales price of Resources' common stock on the Nasdaq National Market on the date of grant. Options generally expire ten years from the date of grant.


                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                                                                        Value of
                                                                            Number of                 Unexercised
                                   Shares                                  Unexercised                In-the-money
                                 Acquired on            Value           Options at fiscal          Options at Fiscal
Name                            Exercise (#)        Realized ($)           Year-end (#)               Year-End ($)
----------------------------   ---------------     ---------------    ----------------------     ----------------------
                                                                           Exercisable/               Exercisable/
                                                                          Unexercisable              Unexercisable
                                                                      ----------------------     ----------------------
John B. Williamson, III               0                   0                  14,000/0                  $18,472/0
Arthur L. Pendleton                   0                   0                  10,000/0                  $18,472/0

Retirement Plan

         Resources has in effect a noncontributory Retirement Plan. The costs of benefits under the Plan, which are borne by Resources, are computed actuarially and defrayed by earnings from the Plan's investments and/or Resources' annual contributions. The Plan generally provides for the monthly payment, at normal retirement age 65, of the greater of (a) the participant's accrued benefit as of December 31, 1988 under the formula then in effect or (b) one-twelfth of (1) plus (2) minus (3) as follows:

          (1) 1.2% of the participant's average compensation for his highest consecutive sixty months of service multiplied by years of credited service up to thirty years,

          (2) .65% of the participant's average compensation for his highest consecutive sixty months of service in excess of covered compensation (generally defined as the average of Social Security wage bases over a participant's assumed working lifetime) multiplied by years of credited service up to thirty years, and

          (3) the participant's balance, if any, from the Company's former profit sharing plan.

         Early retirement with reduced monthly benefits is available at age 55 after ten years' service. Provisions also are made for vesting of benefits after five years of service and for disability and death benefits. All employees who have completed one year of service to the Company and are credited with at least 1,000 hours of service in a Plan year are eligible to participate in the Plan.

         At age 65, for Plan purposes, Mr. Williamson and Mr. Pendleton will have 28 and 37 credited years of service, respectively.

         The compensation covered by the Plan includes the total of all amounts paid to a participant by the Company for personal services reported on the participant's federal income tax withholding statement (Form W-2), up to certain statutory limits. For 2000, these earnings are limited to $170,000. This limit is indexed for cost of living after 1994.





                                                              Estimated Annual Pension For
                                                       Representative Years of Credited Service 1
                                     ------------------------------------------------------------------------------
Highest Sixty Months
Average Compensation                      15               20               25              30              35
------------------------------       ------------      -----------      -----------     -----------     -----------

    $     125,000                   $      31,800     $     42,400     $     52,900    $     63,500    $     63,500
          150,000                          38,700           51,600           64,500          77,400          77,400
          175,000                          39,300           52,300           65,400          78,500          78,500
          200,000                          39,300           52,300           65,400          78,500          78,500

-------------------------
1  The benefit amounts assume the employee is retiring at normal retirement age
   (age 65). The benefit amounts listed in the table are computed as a straight life annuity. No offset to pension benefits due to the Profit-Sharing Plan
   (which has been converted into the 401(k) Plan) is reflected. Benefits are not reduced by Social Security.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee (the "Committee"), which is made up of five members of the Board of Directors who are not officers or employees of Resources, is responsible for setting and administering the policies that govern the annual compensation paid to the executive officers of the Company, including the Chief Executive Officer.

         In fiscal 2000, annual salary continued to be the primary component of compensation for executive officers of the Company. This is based in large part on concern that external factors beyond the control of Company executives, such as weather and regulatory decisions, may have a significant impact on corporate performance.

         The Committee recommends, for approval by the Board of Directors, the annual salaries of executive officers. Salaries are based on the respective positions held by the executive officers, including their accomplishments, level of responsibility and experience and the relationship of such salaries to the salaries of other Company managers and employees. In this regard, the Committee reviews the Chief Executive Officer's recommendations on compensation of the other executive officers and information concerning executive compensation at other companies in the American Gas Association. Such other companies are included in (but do not solely comprise) both of the peer indices reflected in the Performance Graph on page 10. The Committee also considers overall corporate performance, customer service and satisfaction, relationships with regulatory agencies and the ability to manage and maintain a competent work force in preparing its compensation recommendations.

         Pursuant to the Company's Stock Bonus Plan, the Committee approved the payment in fiscal 2000 of bonuses to the CEO and other executive officers of the Company for outstanding performance during the fiscal year 1999. The Stock Bonus Plan is intended to allow the Board of Directors to award individual or collective superior performance that has resulted in enhanced shareholder value or returns and to encourage increased ownership of Company common stock by officers and management. The Stock Bonus Plan is administered by the Committee, which considers recommendations from the Company's President. The Company's bonus award proposals are subject to approval of the Board of Directors. Under the Stock Bonus Plan, executive officers are encouraged to own a position in the Company's common stock of at least 50% of the value of their annual salary. To promote this policy, the Plan provides that all officers with stock ownership positions below 50% of the value of their annual salaries must, unless approved by the Committee, receive no less than 50% of any performance bonus in the form of Company common stock. Bonus amounts, if any, for a fiscal year will generally be determined in the January following that fiscal year end. Bonus award determinations under the Stock Bonus Plan for performance in the 1999 fiscal year were based on the performance of the Company, combined with an analysis of the individual contributions of officers receiving the bonuses to the overall performance of the Company.

         The Company adopted a Key Employee Stock Option Plan, which became effective January 1996. The Plan is intended to provide the Company's executive officers with long-term (ten-year) incentives and rewards tied to the price of Resources' common stock. The Committee believes that stock options will assist the Company in attracting, maintaining and motivating officers and other key employees of the Company, upon whose judgment, initiative and efforts the Company depends, by providing such persons with the opportunity to acquire an equity interest in Resources. Stock options are used to provide executive officers additional incentive to use their best efforts and superior performances to promote the best interest of Resources and the shareholders.

         In making its recommendation regarding the 2000 compensation of the Chief Executive Officer, the Committee considered all of the criteria above. Specific consideration also was given to the Chief Executive Officer's efforts toward cost containment, the Company's earnings, and shareholder and customer growth in the preceding fiscal year. During 2000, Mr. Williamson received a bonus of $20,000, which he elected to take in Company common stock, for his performance during the fiscal year 1999. The amount of the bonus was determined based upon Mr. Williamson's success during fiscal 1999 in monitoring operational and capital budgets for maximum cost efficiency and monitoring his management team's performance in regard to corporate objectives. The control of costs, operational and financing, resulted in improved earnings for Resources.

                 Submitted by the Compensation Committee of the
                        Board of Directors of Resources:

              Lynn D. Avis, Abney S. Boxley, III, Frank T. Ellett,
                        J. Allen Layman, S. Frank Smith


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         John B. Williamson, III, President and Chief Executive Officer of Resources, serves as a director of R&B Communications, Inc. J. Allen Layman, who is a director of Resources and serves on the Compensation Committee of the Board of Directors of Resources, is President and Chief Executive Officer of R&B Communications, Inc.


                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage change and the cumulative total of shareholder return on Resources common stock with the cumulative return on the Standard and Poor's Utilities Index (the "S&P Utilities Index") and the Edward Jones Natural Gas Distribution Index for the five-year period commencing on September 30, 1995 and ending on September 30, 2000. These comparisons assume the investment of $100 in the Company's common stock and each of the indices on September 30, 1995 and the reinvestment of dividends.

[Performance graph appears here.]


                                   1995     1996     1997    1998   1999     2000
RGC Resources, Inc.                $ 100     121      133    151     164     166
S&P Utilities                      $ 100     108      123    160     158     228
Edward Jones Natural Gas
Distribution Index                 $ 100     121      143    161     172     186


                          TRANSACTIONS WITH MANAGEMENT

         Roanoke Gas Company purchased natural gas from Engage Energy, a subsidiary of the Coastal Corporation in fiscal 2000. Mr. S. Frank Smith, a director of the Company, is vice president of Coastal Coal Co., LLC, also a subsidiary of Coastal Corporation. It is anticipated that a portion of Roanoke Gas Company's natural gas supply will be provided by Engage Energy in fiscal 2001.

                            REMUNERATION OF DIRECTORS

         Directors are compensated $6,000 per year in addition to receiving fees for meetings of Resources' Board of Directors and of Committees of the Board that they attend. Mr. Williamson is not compensated for attendance at Board and Committee meetings and does not receive $6,000 per year for service as a Board member. The schedule of fees paid to directors for each such meeting attended is as follows:

                  Board of Directors                          $ 400
                  Executive & Nominating Committee            $ 400
                  Audit Committee                             $ 400
                  Compensation Committee                      $ 400

         However, the fee for any Committee meeting held the same day as a Board meeting is $250.

Restricted Stock Plan for Outside Directors

         The Board of Directors of the Company implemented the Restricted Stock Plan for Outside Directors effective January 27, 1997. The Plan is applicable to not more than 50,000 shares of Resources' common stock.

         Under the Plan, a minimum of 40% of the monthly retainer fee paid to each non-employee director of Resources is paid in shares of common stock. The number of shares of Restricted Stock is calculated each month based on the closing sales price of Resources' common stock on the Nasdaq-NMS on the first day of the month, if the first day of the month is a trading day, or if not, the first trading day prior to the first day of the month. Beginning in fiscal 1998, a participant can, subject to approval of the Board, elect to receive up to 100% of his retainer fee for the fiscal year in Restricted Stock. Such election cannot be revoked or amended during the fiscal year.

         The shares of Restricted Stock of Resources issued under the Plan will vest only in the case of a participant's death, disability, retirement (including not standing for reelection to the Board), or in the event of a change in control of Resources. There is no option to take cash in lieu of stock upon vesting of shares under the Plan. The Restricted Stock may not be sold, transferred, assigned or pledged by the participant until the shares have vested under the terms of the Plan. At the time the Restricted Stock vests, a certificate for vested shares will be delivered to the participant or the participant's beneficiary.

         The shares of Restricted Stock will be forfeited to Resources by a participant's voluntary resignation during his term on the Board or removal for cause as a director.

         Subject to the terms of the Plan, a participant, as owner of the Restricted Stock, has all rights of a shareholder, including but not limited to, voting rights, the right to receive cash or stock dividends, and the right to participate in any capital adjustment of Resources. Resources requires that all dividends or other distributions paid on shares of Restricted Stock be automatically sequestered and reinvested on an immediate or deferred basis in additional Restricted Stock.

         All directors, except Mr. Williamson (who does not qualify as an outside director), participated in the Plan in fiscal 2000. The directors received a total of 1,872.591 shares of Restricted Stock in fiscal 2000, valued at $35,931.28. (This value was calculated using the closing price of $19.188 per share of Company's common stock on September 30, 2000).

                        BOARD OF DIRECTORS AND COMMITTEES

Audit Committee

         The Audit Committee of the Board of Directors, composed of Messrs. Boxley, Ellett, Layman, Robertson, and Smith, meets at least annually with Resources' chief financial officer, the independent auditors, and certain appropriate officers of Resources. The basic functions of this Committee include reviewing significant financial information, reviewing accounting procedures and internal controls and recommending the selection of independent auditors. The Audit Committee met once during the 2000 fiscal year.

Report of the Audit Committee

         The Audit Committee of the RGC Resources, Inc. Board of Directors (the "Committee") is composed of five independent directors and operates under a written charter adopted by the Board of Directors, which is attached hereto as Exhibit A.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants of the Company, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated audited financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other things:

          o    methods used to account for significant unusual transactions;

          o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

          o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of these estimates; and

          o disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

         The independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence from RGC Resources, Inc. and its management.

         Based on the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management regarding the audited financial statements and of the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission.

        Frank T. Ellett, Chair    J. Allen Layman            S. Frank Smith
                  Abney S. Boxley, III      Thomas L. Robertson

Executive & Nominating Committee

         The Executive & Nominating Committee of the Board of Directors, which is composed of Messrs. Avis, Ellett, Farmer, Layman and Robertson is empowered to exercise all authority of the Board of Directors, except with respect to matters reserved for the Board by Virginia law. Thus, in the absence of nominations by the Board of Directors, this Committee may nominate persons as management's nominees for election to the Board of Directors by the shareholders at Resources' annual meeting. This Committee did not meet during fiscal year 2000. The Board of Directors does not have a standing nominating committee as such.

Compensation Committee

         The Compensation Committee of the Board of Directors is composed of Messrs. Avis, Boxley, Ellett, Layman, and Smith. This Committee meets as necessary to consider and make recommendations to the Board of Directors concerning the salaries of certain executive officers and management employees of the Company. This Committee met once during the 2000 fiscal year.

Meetings of the Board and Committees

         The Board of Directors met thirteen times during the 2000 fiscal year. Each of the incumbent members of the Board attended in fiscal year 2000 at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which each served.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership of Company common stock with the Securities and Exchange Commission. Based on its review of the copies of such forms furnished to it and written representations from certain reporting persons that no other reports are required, the Company believes that in fiscal 2000, one report relating to one transaction for John B. Williamson and one report relating to one transaction for Lynn D. Avis were filed late.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has selected Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending September 30, 2001. Deloitte and Touche LLP has served in this capacity since fiscal 1998. A representative of such firm is expected to attend the annual meeting to answer appropriate questions from shareholders and to make a statement if he or she so desires.


                                  OTHER MATTERS

         Management does not know of any matters to be presented at the Annual Meeting of Shareholders other than the election of directors. However, if any other matters properly come before the meeting, proxies received pursuant to this solicitation will be voted thereon in the discretion of the proxyholder.

                             SHAREHOLDERS PROPOSALS

         Proposals of shareholders intended to be presented at Resources' 2002 Annual Meeting must be received by Resources' Corporate Secretary at its office, 519 Kimball Avenue, N.E., Roanoke, Virginia 24016, no later than August 17, 2001 in accordance with Rule 14a-8 of the Exchange Act of 1934, in order to be considered for inclusion in the Company's Proxy Statement relating to that meeting.

         Resources' Bylaws limit the business that may be transacted at a meeting of shareholders to that specified in the notice of the meeting, those otherwise properly presented by the Board of Directors and those presented by a shareholder of record of Resources who provided notice in writing to the President not less than sixty days nor more than ninety days prior to the meeting. Proposals not meeting the requirements of the Bylaws will not be entertained at the shareholders' meeting.


                            EXPENSES OF SOLICITATION

         The entire expense of preparing, assembling, printing and mailing the form of proxy and Proxy Statement will be paid by Resources. Resources will request banks and brokers to solicit their customers who beneficially own common stock of Resources listed in the names of nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expense of such solicitation. In addition to the use of the mails, solicitation may be made by employees of Resources by any and all means available. Resources does not expect to pay any compensation for the solicitation of proxies.

                                         By Order of the Board of Directors.




                                         JOHN B. WILLIAMSON, III
                                         President and CEO

December 19, 2000

         Resources' Annual Report on Form 10-K for the year ended September 30, 2000 is available without charge to any shareholder requesting the same. Written requests should be addressed to the attention of Mr. Roger L. Baumgardner, Secretary, RGC Resources, Inc., P.O. Box 13007, Roanoke, Virginia 24030.

                                                                      Exhibit A

                               RGC RESOURCES, INC.

                             AUDIT COMMITTEE CHARTER


Role, Composition and Assurance of Independence

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for the safeguarding of assets and oversight to the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with their individual exercise of independent judgment. The Committee is expected to maintain free and open communication, including the use of executive sessions with the independent accountants and management of the Company. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with the power to retain outside counsel or other experts if needed. This charter shall be reviewed annually for any needed revisions or updates.

Primary Responsibilities

The Audit Committee's primary responsibilities include:

o Recommendation to the Board for the selection and retention of the independent accountant who audit the Company's financial statements. In so doing, the Committee will discuss and consider the auditors written affirmation that the auditor is in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent accountant full access to the Committee to report on any and all matters appropriate.

o Review of the Company's financial statements with management and the independent auditor. The review will include discussions regarding quality of earnings; including, but not limited to, discussions of the following areas: significant items subject to estimate, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded and such other inquiries or specific questions as may be deemed appropriate by the Committee members.

o Discussion with management and the auditors of the quality and adequacy of the Company's internal controls.

o Discussion with management of the status of pending litigation, taxation matters and other areas of oversight related to the legal and compliance areas as may be deemed appropriate.

o Reporting on Audit Committee activities to the full Board and issuance annually of a summary report of the Committee's activities and findings.


                                       A1

Other Responsibilities

The Audit Committee will also periodically or as needed:

o Review and recommend updates to the Company's Corporate and Control Policies as adopted by the Board of Directors.

o Review the Company's legal compliance matters and/or pending litigation.

o        Evaluate the ethical conduct of Company activities.

o        Evaluate the issue of internal audit needs.

o Evaluate any disagreements that may arise between the independent accountants and management or any difficulties encountered by independent accountants during the process.

o Review and evaluate management's corrective plans for management letter findings.

o Review the use of financial instruments including hedges and derivatives.

o Review any material changes in Company accounting practices and the implication of FASB or SEC pronouncements on the Company's financial reporting.

o Other matters as may be delegated by the Board or as may be deemed necessary consistent with this Charter.

                                       A2

[PROXY CARD APPEARS HERE]

P R O X Y
                               RGC RESOURCES, INC.
                            519 Kimball Avenue, N.E.
                             Roanoke, Virginia 24016
           This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John H. Parrott and W. Bolling Izard, or either of them, with full power of substitution, to vote all common stock of RGC Resources, Inc. held of record by the undersigned as of November 17, 2000, at the Annual Meeting of Shareholders of RGC Resources, Inc. to be held on January 22, 2001, and at any adjournments thereof, as follows:

1. ELECTION OF CLASS A DIRECTORS (Serving until 2004 Annual Meeting):

   [ ] FOR all nominees listed below         [ ] WITHHOLD AUTHORITY to vote for
       (except as marked to the                 all nominees listed below
        contrary below)

          Abney S. Boxley, III, S. Frank Smith, John B. Williamson, III

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below:


                                     (Over)

2. Upon such other business as may properly come before the meeting and any adjournments thereof.

                    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR NO. 1 ABOVE.

                    The undersigned hereby acknowledges receipt of the Proxy Statement dated December 19, 2000.

                    Dated:
                    -----------------------------------------------------------

                    -----------------------------------------------------------
                          Signature of Shareholder

                    Please sign your name(s) exactly as shown imprinted hereon. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing.

                    (This proxy is revocable at any time prior to exercise hereof.)